Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 14, 2007, K-Sea Transportation Partners, L.P., through certain wholly owned subsidiaries (collectively, the “Partnership”), completed the acquisition of all of the equity interests in Smith Maritime, Ltd, GoBig Chartering, LLC and Sirius Maritime LLC (“Smith Maritime Group”).  The aggregate purchase price was approximately $203,672, comprising $168,863 in cash, $23,511 of assumed debt, and common units valued at approximately $11,298.

The following summary unaudited pro forma combined financial information reflects the combination of the historical consolidated statement of operations of the Partnership and the Smith Maritime Group, adjusted for the effects of the acquisition and the related funding.

The unaudited pro forma combined financial information is based on the following assumptions and adjustments:

• the statement of operations data for the nine months ended March 31, 2008 presents operations as if the acquisition were effected on July 1, 2006;

• the statement of operations data reflects additional long-term borrowings to fund the purchase of the Smith Maritime Group; and

• the historical financial statements of the Smith Maritime Group, and related accounting policies, have been adjusted to conform to the Partnership’s financial statement presentation and format.

The historical statement of operations information for the nine months ended March 31, 2008 is derived from the unaudited financial statements of the Partnership for the nine months ended March 31, 2008 and from the historical results of the Smith Maritime Group for the period July 1, 2007 to August 14, 2007.  The unaudited pro forma combined financial information should be read together with the historical financial statements of the Smith Maritime Group, which are included as Exhibit 99.1 to the Partnership’s Current Report on Form 8-K/A filed on September 19, 2007, with the Partnership’s historical consolidated financial statements for the fiscal year ended June 30, 2007 included in its Annual Report  on Form 10-K for the fiscal year ended June 30, 2007, which was filed with the Securities and Exchange Commission on September 12, 2007 and with the Partnership’s historical consolidated financial statements for the nine months ended March 31, 2008 included in its amended Quarterly Report on Form 10-Q/A for the period ended March 31, 2008, which was filed with the Securities and Exchange Commission on August 12, 2008.

The unaudited pro forma combined financial information is presented for illustrative purposes only.  The financial results may have been different if the companies had always been combined or if the transactions had actually occurred as of the dates indicated above.  This financial information does not project the Partnership’s financial position or results of operations for any future period.  Further, the unaudited pro forma combined financial information does not reflect the effect of anticipated synergies resulting from the acquisition.

K-Sea Transportation Partners L.P.

Unaudited Pro Forma Combined Statement of Operations for the Nine months ended March 31, 2008

	Historical
	K-Sea Transportation Partners L.P.	Smith Maritime Group (July 1, 2007. August 14, 2007)	Smith Maritime Group Adjustments		Pro Forma
	(in thousands)
Voyage revenue	$227,005	$5,723	$		$232,728
Bareboat charter and other revenue	9,181	615			9,796

Total revenues	236,186	6,338			242,524

Voyage expenses	55,877	938			56,815
Vessel operating expenses	91,002	2,004	(105	)a	92,901
General and administrative expenses	21,165	566			21,731
Depreciation and amortization	34,638	842	231	a	36,044
			220	b
			113	c
Net (gain) loss on disposal of vessels	(297)	—			(297)

Total operating expenses	202,385	4,350	459		207,194

Operating income	33,801	1,988	(459)		35,330
Interest expense, net	16,050	303			15,611
			(775	)d
			33	d
Other (income) expense, net	(1,902)	—			(1,902)

Income before provision for income taxes	19,653	1,685	283		21,621
Provision for income tax	346	—	—		346

Net income	$19,307	$1,685	$283		$21,275

General partner’s interest in net income	$312				$310
Limited partners’ interest:
Net income	$18,995				$20,965
Net income per unit—basic:	$1.51				$1.53
—diluted:	$1.50				$1.52
Weighted average units outstanding—basic:	12,560				13,707
—diluted:	12,665				13,813

See accompanying notes to unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Information

(dollars in thousands)

Pro forma adjustments

(a)                                  Reflects a change from the Smith Maritime Group method of accounting for drydocking expenditures (expensed currently) to the Partnership’s method of accounting for drydocking expenditures (capitalized and amortized over 36 months). Both methods are acceptable under U.S. generally accepted accounting principles. There were $105 of actual drydocking expenditures for the Smith Maritime Group that were classified as vessel operating expenditures on the historical financial statements for the period July 1, 2007 to August 14, 2007. These amounts were removed from vessel operating expenses and classified as capitalized drydocking expenditures. Depreciation and amortization expense increased $231 for this period related to amortization of the drydocking expenditures utilizing the Partnership’s method of accounting. The additional amortization expense of $231 was calculated based upon expenditures that would have been recognized as capitalized drydockings under the Partnership’s method of accounting for drydocking expenditures over the previous 36 months. The amount of drydocking expenditures that was expensed by the Smith Maritime Group for the 36 month period ended June 30, 2007 was $5,819. The classification of such expenses was also conformed to the Partnership’s presentation.

(b)                                 Reflects an increase in depreciation of acquired vessels which resulted mainly from a step up of book basis of the vessels to their fair market values, offset slightly by an increase in their useful lives. At August 14, 2007, the book basis of the vessels and equipment increased by approximately $89,000 to reflect their fair market values of $157,678, which were determined using comparable sales of similar vessels and other factors. The estimated average useful lives of the assets increased from 17 to 18 years. The depreciation adjustment of $220 for the nine months ended March 31, 2008 is determined by subtracting the historical Smith Maritime Group depreciation of $842 for the period July 1, 2007 to August 14, 2007 from the revised pro forma depreciation of $1,062 for the same period.

(c)                                  Reflects amortization of identifiable intangibles acquired; $17,400 and $100 of the purchase price of the Smith Maritime Group has been allocated to identifiable intangible assets consisting of customer lists and non-compete agreements, respectively. The customer lists and non-compete agreements are being amortized over estimated useful lives of 20 and 3 years, respectively.

(d)                                 Borrowings of $168,863 were used to pay the cash portion of the purchase price and the estimated transaction costs at the acquisition date. Long-term borrowings consisted of (1) $65,154 in borrowings under an expanded senior secured revolving credit facility, (2) a $45,000 364-day senior secured revolving facility, and (3) a bridge loan facility of $60,000 which bore interest at an annual rate of LIBOR plus 1.50%. The revolving facility and the 364-day facility (while outstanding) bore interest at LIBOR plus a margin ranging from 0.7% to 1.5% depending on the Partnership’s ratio of total funded debt to EBITDA (as defined in the credit agreement). A rate of LIBOR plus 1.5% on the revolving facility and the 364-day facility has been used.

On September 26, 2007, the Partnership closed a public offering of 3,500,000 common units representing limited partner interests. The price to the public was $39.50 per unit. The net proceeds of $131,918 from the offering, after payment of underwriting discounts and commissions and expenses, were used to fully repay the $60,000 bridge loan facility and the $45,000 364-day senior secured revolving facility, and to partially repay the expanded senior secured revolving credit facility.

For the nine months ended March 31, 2008, the acquisition borrowings of $168,863 and the equity offering proceeds of $131,918 are assumed to have occurred as of July 1, 2006. The net increase in borrowings of $36,945 for the period, at the applicable interest rate of 7.1%, resulted in a pro forma increase in interest expense of $327. This pro forma adjustment also reflects a reduction of interest expense of $1,102 resulting from the reversal of the historical interest expense incurred on the $131,918 of additional borrowings for the period from August 14, 2007 to September 26, 2007, the date of the repayment of the portion of the borrowings from the proceeds of the equity offering.

A 0.125% change in the interest rate on these borrowings would change interest expense by $211 annually.

In addition, the Partnership incurred $1,823 of related debt financing costs. This resulted in increased amortization of deferred financing fees of $33 for the nine months ended March 31, 2008. These deferred financing costs are amortized on a straight-line basis over a period of seven years, the term of the related revolving credit agreement.